UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
November 18, 2009 (November 12, 2009)
Date of Report (Date of earliest event reported)

CARE INVESTMENT TRUST INC.
(Exact name of registrant as specified in its charter)

Maryland	001-33549	38-3754322
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

505 Fifth Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (212) 771-0505
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
On November 12, 2009, pursuant to the loan purchase and sale agreement dated October 6, 2009, by and between Care Investment Trust Inc. (the “Company”) and General Electric Capital Corporation, a Delaware corporation (“GECC”) (the “Purchase Agreement”), and the assignment agreement dated November 12, 2009, by and between the Company and GECC (the “Assignment Agreement”), the Company completed the sale of its interests in two participation loans made to several skilled nursing facilities, assisted living facilities and independent living facilities with current principal balances of $24,360,000.00 and $604,471.05, respectively (the “Loans”), for an aggregate purchase price of $22,417,934.33, which includes $24,910.38 of accrued interest and is net of $75,000 to cover the Company’s portion of the remaining capital expenditure funding requirements.
This summary of the terms of the Purchase Agreement and the Assignment Agreement is qualified in its entirety by reference to the Purchase Agreement and the Assignment Agreement themselves, which are attached hereto as Exhibit 10.1.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are filed as part of this Report to the extent described in Item 1.01.
10.1 Loan Purchase and Sale Agreement, dated as of October 6, 2009, by and between Care Investment Trust Inc. and General Electric Capital Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 18, 2009

CARE INVESTMENT TRUST INC.
By:	/s/ Torey Riso
	Name:	Torey Riso
	Title:	Chief Compliance Officer & Secretary